Exhibit 99.1
ADMA Biologics Secures Up to $21 Million Loan Commitment From Oxford Finance

RAMSEY, N.J., June 22, 2015 - ADMA Biologics, Inc. (Nasdaq: ADMA), a late-stage biopharmaceutical company developing specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, announced that it has entered into a loan and security agreement with Oxford Finance LLC for up to $21 million.

“This new funding from Oxford allows us to refinance our existing loan and provides us the opportunity to extend and increase our current cash resources, while further advancing our commercialization activities,” stated Brian Lenz, Vice President and CFO of ADMA Biologics.

“Oxford is pleased to provide ADMA with capital as it works towards commercializing its lead product candidate, RI-002,” stated Christopher A. Herr, Senior Managing Director for Oxford Finance.  “After completing a robust due diligence process, we believe there is great potential for RI-002 in the marketplace.  We look forward to RI-002 coming to market to address unmet medical needs within the primary immune deficiency population.”

ADMA has received the first tranche of $16 million which was used substantially to repay an existing loan.  ADMA anticipates that the remaining amount available under the facility, if drawn upon, will be used for ongoing commercialization activities, working capital and general corporate purposes.  ADMA is permitted to make interest-only payments until February 1, 2017.  The interest-only period may be extended until August 1, 2017, upon ADMA’s receipt of approval for its Biologics License Application (BLA) for RI-002 from the U.S. Food and Drug Administration (FDA) on or before January 31, 2017.  ADMA also has the option to draw an additional $5 million under the facility upon the approval of its BLA by the FDA.

Further information with respect to the loan and security agreement with Oxford may be obtained from a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Oxford Finance LLC. Oxford Finance is a specialty finance firm providing senior secured loans to public and private life science companies worldwide. For over 20 years, Oxford has delivered flexible financing solutions to its clients, enabling these companies to maximize their equity by leveraging their assets. In recent years, Oxford has originated over $2 billion in loans, with lines of credit ranging from $500 thousand to $75 million. Oxford is headquartered in Alexandria, Virginia, with additional offices in California, Massachusetts and North Carolina.  For more information visit www.oxfordfinance.com.

About ADMA Biologics, Inc. ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins (IGIV) targeted to niche patient populations for the treatment and prevention of certain infectious diseases, including immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. For more information, please visit the Company's website at www.admabiologics.com.

About ADMA's lead product candidate, RI-002:  ADMA's lead product candidate, RI-002, is a specialty plasma-derived, polyclonal, Intravenous Immune Globulin (IGIV) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, Cytomegalovirus (CMV), measles, tetanus, etc.) as well as standardized, high levels of antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases (PIDD). Polyclonal antibodies are the primary active component of IGIV products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies that are present in RI-002 support the ability of this product to prevent infections in immune-compromised patients. ADMA’s analysis demonstrated that the Phase III trial has met the primary endpoint with no serious bacterial infections (SBI) reported. These results are below the requirement specified by FDA guidance of ≤ 1 SBI per patient-year.

Forward-Looking Statements
This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "target," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," “is likely”, "should," "could," "would," "may" or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning interpretations of final data, possible characteristics of RI-002, acceptability of RI-002 for any purpose by physicians patients or payers, timing and ability of a filing with the FDA of a BLA, likelihood and timing of FDA action with respect to any further filings by the Company, results of the clinical development, continuing demonstrations of safety, comparability of results of RI-002 to other comparably run IVIG trials, improvements in clinical outcomes, market data and incidence of infection, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, commercialization efforts of ADMAs product candidate(s) and trends relating to demand for source plasma. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, risks as to whether final and secondary data will be accepted as encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether the FDA will accept our data, permit us to submit a BLA, grant a license, or approve RI-002 for marketing, whether we will meet any of our clinical or regulatory milestones, whether we will develop any new products or expand existing ones, whether we will receive FDA approval of our new facility, whether there may be changes in regional and worldwide supply and demand for source plasma, whether we will be able to attract sufficient donors and operate our new facility effectively or profitably, whether we can sell our plasma in the marketplace at prices that will lead to adequate amounts of revenue, whether we will be able to sustain the listing of our common stock on the NASDAQ Capital Market, whether we will meet any timing targets expressed by the Company, and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

MEDIA CONTACTS
Brian Lenz
Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

Shelly Davis
Vice President Marketing 888-471-0174 www.oxfordfinance.com